PROS Appoints Growth Veteran Katie May to Board of Directors

Scaling expert and proven tech business leader brings eCommerce, digital transformation and high-growth SaaS expertise to Board

HOUSTON, March 18, 2025 – PROS Holdings, Inc. (NYSE: PRO), a leading provider of AI-powered SaaS pricing and selling solutions, today announced the appointment of Katie May to its Board of Directors, effective immediately. May, an established entrepreneur and board veteran, joins PROS as an independent director, bringing deep expertise in eCommerce, digital transformation and high-growth SaaS strategies.

May is an experienced leader with more than 20 years in C-suite roles, including 14 years as an operating CEO. She has successfully scaled multiple high-growth companies to successful exits, including one IPO and two strategic acquisitions. Her expertise spans SaaS, software, marketplaces, SMB, eCommerce, shipping and digital transformation. She also brings extensive board leadership experience across public and private companies, having served on nine boards, including Pitney Bowes, Rokt Inc and Stamps.com.

“With experience across high-growth technology companies and marketplaces, Katie brings extensive knowledge of what it takes to scale a business,” said PROS Non-Executive Chairman of the Board Bill Russell. “We look forward to adding Katie’s perspective to the Board.”

“We are delighted to welcome Katie to the PROS Board,” said PROS President and CEO Andres Reiner. “Her knowledge and expertise in SaaS, digital commerce and scaling businesses make her an invaluable addition as we accelerate our mission to help companies outperform in an increasingly dynamic market.”

“PROS is sitting at the intersection of AI, pricing, and commerce—a space primed for disruption,” said May. “I’m thrilled to join the PROS Board at such a pivotal time and help accelerate the company’s journey in shaping the future of intelligent commerce and driving long-term success and value for our shareholders.”

Russell Reynolds advised the company in the Board search process.

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About PROS

PROS Holdings, Inc. (NYSE: PRO) helps the world’s leading companies outperform across the top and bottom line. Leveraging leadership in revenue and pricing science, the PROS Platform combines predictive AI, real-time analytics, and powerful automation to dynamically match offer to buyer and price to product, accelerating revenue growth and maximizing profit. With solutions spanning pricing, revenue management, offer marketing, and CPQ, PROS helps businesses optimize transactions across every channel. Learn more at pros.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our outlook; expectations; ability to achieve future growth and profitability goals; management's confidence and optimism; and positioning. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include, among others, risks related to: (a) cyberattacks, data breaches and breaches of security measures within our products, systems and infrastructure or products, systems and infrastructure of third parties upon whom we rely, (b) the macroeconomic environment and geopolitical uncertainty and events, (c) increasing business from customers, maintaining subscription renewal rates and capturing customer IT spend, (d) managing our growth and profit objectives effectively, (e) disruptions from our third party data center, software, data, and other unrelated service providers, (f) implementing our solutions, (g) cloud operations, (h) intellectual property and third-party software, (i) acquiring and integrating businesses and/or technologies, (j) catastrophic events, (k) operating globally, including economic and commercial disruptions, (l) potential downturns in sales and lengthy sales cycles, (m) software innovation, (n) competition, (o) market acceptance of our software innovations, (p) maintaining our corporate culture, (q) personnel risks including loss of any key employees and competition for talent, (r) expanding and training our direct and indirect sales force, (s) evolving data privacy, cyber security, data localization and AI laws, (t) our debt repayment obligations, (u) the timing of revenue recognition and cash flow from operations, and (v) returning to profitability. Additional information relating to the risks and uncertainties affecting our business is contained in our filings with the SEC. These forward-looking statements represent our expectations as of the date hereof. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PROS Investor Relations
Belinda Overdeput
713-335-5879
ir@pros.com

PROS Media Contact
Amy Williams

+1 713-335-5916
awilliams@pros.com

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Katie May Bio

Katie May joined the PROS Board of Directors in 2025 as an independent director. A seasoned executive and board leader, May brings over 20 years of C-suite experience, including 14 years as an operating CEO, with deep expertise in SaaS, digital commerce, and high-growth marketplaces.

May has a proven track record of scaling businesses from startup to successful exit, including leading ShippingEasy from inception to a $60M ARR SaaS company and through its successful acquisition by Stamps.com. She also founded and grew Kidspot, Australia and New Zealand’s leading online marketplace for women, which was acquired by News Corp. Earlier in her career, she played a key role in taking SEEK, a disruptive job marketplace, from startup to IPO as Chief Marketing Officer.

In addition to PROS, May serves on the boards of several high-growth technology companies, including Nature’s Sunshine (NATR), Onramp Funds, Rokt and Vivi International. She previously served on the boards of public companies such as Pitney Bowes, Thinkific Labs, and Stamps.com, where she contributed to governance, compensation, and audit committees.

May earned a bachelor’s degree in business administration and an MBA from the University of Texas at Austin.